                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549
                              Amendment No.  1 to


                                  FORM 8-K/A

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report: August 14, 1996


Date of Earliest Event Reported:  June 12, 1996


                               THE ROUSE COMPANY
            (Exact name of registrant as specified in its charter)


MARYLAND                               0-1743                  52-0735512
(State or other jurisdiction   (Commission File Number)       (IRS Employer
of Incorporation)                                         Identification Number)


10275 LITTLE PATUXENT PARKWAY
COLUMBIA, MARYLAND                                          21044-3456
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:         (410) 992-6000

The registrant hereby amends the following items, financial statements, exhibits or other portions of its current report on Form 8-K dated June 27, 1996 as set forth in the pages attached hereto:

    Item 7.  Financial Statements and Exhibits                                Page
                                                                              ----
    (a) Financial Statements - The Hughes Corporation and Subsidiaries

        Consolidated Balance Sheets - March 31, 1996 and
            December 31, 1995 (Unaudited)                                       4

        Consolidated Statement of Operations -
            Three Months Ended March 31, 1996 (Unaudited)                       5

        Consolidated Statement of Cash Flows -
            Three Months Ended March 31, 1996 (Unaudited)                       6

        Notes to Condensed Consolidated Financial Statements                    7

    (b) Pro Forma Financial Information - The Rouse Company and Subsidiaries

        Pro Forma Condensed Combined Balance Sheet -
            March 31, 1996 (Unaudited)                                          9

        Pro Forma Condensed Combined Statement of Operations -
            Three Months Ended March 31, 1996 (Unaudited)                      10

        Notes to Pro Forma Condensed Combined Balance Sheet and
            Statement of Operations (Unaudited)                             11-13

Pro Forma financial information of the Company and its subsidiaries as of December 31, 1995 and for the year then ended is included in the Company's Registration Statement on Form S-4 (File No. 333-1693), as amended (the "Registration Statement") which became effective on May 14, 1996, and the Proxy Statement/Prospectus, dated May 14, 1996, which is included in the Registration Statement. Such pro forma financial information is incorporated herein by reference.

    (c) Exhibits.

    The following documents were included in the Company's previous Form 8-K report dated June 27, 1996:

    1. Agreement and Plan of Merger, dated as of February 22, 1996, as amended May 1, 1996 and May 13, 1996, by and among The Hughes Corporation, The Rouse Company and TRC Acquisition Company I (incorporated by reference to
       Exhibit 2.1 to the Registration Statement on Form S-4 (File No. 333-1693) of The Rouse Company).

    2. Agreement and Plan of Merger, dated as of February 22, 1996, as amended May 1, 1996 and May 13, 1996, by and among Howard Hughes Properties, Limited Partnership, The Rouse Company and TRC Acquisition Company II (incorporated by reference to Exhibit 2.2 to the Registration Statement on Form S-4 (File No. 333-1693) of The Rouse Company).

    3. Contingent Stock Agreement, effective as of January 1, 1996, by The Rouse Company in favor of and for the benefit of the Holders and Representatives named therein (incorporated by reference to Exhibit 2.3 to the Registration Statement on Form S-4 (File No. 333-1693) of The Rouse Company).

    4. Articles of Incorporation of The Rouse Company, as amended and restated, effective May 27, 1988 (the "Charter") (incorporated by reference to the Exhibits to the Form 10-K Annual Report for the fiscal year ended December 31, 1988 of The Rouse Company (Commission File No. 0-1743)).

    5. Articles of Amendment to the Charter of The Rouse Company, effective January 10, 1991 (incorporated by reference to the Exhibits to the Form 10-K Annual Report for the fiscal year ended December 31, 1990 of The Rouse Company (Commission File No. 0-1743)) .

    6. Articles Supplementary to the Charter of The Rouse Company, dated February 17, 1993 (incorporated by reference to the Exhibits to the Form 10-K Annual Report for the fiscal year ended December 31, 1992 of The Rouse Company (Commission File No. 0-1743)).

    7. Articles Supplementary to the Charter of The Rouse Company, dated September 26, 1994 (incorporated by reference to the Exhibits to the Registration Statement on Form S-3 (File No. 33-57707) of The Rouse Company).

    8. Articles Supplementary to the Charter of The Rouse Company, dated December 27, 1994 (incorporated by reference to the Exhibits to the Registration Statement on Form S-3 (File No. 33-57707) of The Rouse Company).

    9. Form of Articles Supplementary to the Charter of The Rouse Company relating to the Increasing Rate Cumulative Preferred Stock, par value $0.01 per share, of The Rouse Company (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-4 (File No. 333-1693) of The Rouse Company).

   10. Form of Articles Supplementary to the Charter of The Rouse Company relating to the 10.25% Junior Preferred Stock, 1996 Series, par value $0.01 per share, of The Rouse Company (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-4 (File No. 333-1693) of The Rouse Company).

   11. Bylaws of The Rouse Company, as amended September 22, 1994 (incorporated by reference to the Exhibits to the Form 10-Q Quarterly Report for the quarter ended September 30, 1994 of The Rouse Company (Commission File No. 0-1743)).

  ITEM 7(A).  FINANCIAL STATEMENTS - THE HUGHES CORPORATION AND SUBSIDIARIES

THE HUGHES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands)

                                                              March 31,             December 31,
                                                                1996                    1995
                                                           -------------            ------------
ASSETS
Properties:
  Rental properties                                           $394,909                 $373,550
  Development properties                                       128,955                  139,251
  Investment properties                                         16,758                   16,625
  Reserve for depreciation                                     (91,251)                 (86,528)
                                                              --------                 --------
    Total properties                                           449,371                  442,898
                                                              --------                 --------

Investments in
 unconsolidated partnerships                                       579                      588
                                                              --------                 --------

Other assets:
  Cash and cash equivalents                                    118,185                   94,099
  Marketable securities                                         10,414                   49,135
  Receivables - net                                             39,126                   43,538
  Deferred charges and other                                    47,218                   47,220
                                                              --------                 --------
     Total other assets                                        214,943                  233,992
                                                              --------                 --------
     TOTAL                                                    $664,893                 $677,478
                                                              ========                 ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Notes and mortgages payable                                   $330,186                 $332,276

Accounts payable and
  accrued liabilities                                           28,011                   34,027

Other liabilities and
  deferred credits                                              25,206                   34,447

Minority interests in
consolidated partnerships:
  Beneficiaries of the
  Estate of Howard R. Hughes, Jr.                              147,549                  144,796

  Non-affiliated partners                                        4,960                    4,655
                                                              --------                 --------
     Total minority interests
     in consolidated partnerships                              152,509                  149,451
                                                              --------                 --------
Shareholders' equity:
  Common stock - $1 par value;
     137,362 shares authorized and
     66,466 shares issued                                           67                       67
  Additional paid-in capital                                     3,707                    3,707
  Retained earnings                                            124,854                  123,150
  Net unrealized gain
     on investment securities
     (net of income tax of $190)                                   353                      353
                                                              --------                 --------
         Total shareholders' equity                            128,981                  127,277
                                                              --------                 --------
         TOTAL                                                $664,893                 $677,478
                                                              ========                 ========

See notes to condensed consolidated financial statements.

THE HUGHES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN THOUSANDS, EXCEPT EARNINGS PER SHARE)



                                              THREE MONTHS
                                             ENDED MARCH 31,
                                      --------------------------
                                         1996             1995
                                      ---------        ---------
Operating revenues:
  Rental properties                    $ 17,448         $ 15,461
  Development properties                  5,635           47,355
  Investment properties                   4,357           11,290
                                       --------         --------
    Total                                27,440           74,106
                                       --------         --------
Cost of revenues:
  Rental properties                       5,744            4,976
  Development properties                  4,539           41,108
  Investment properties                     538            4,665
                                       --------         --------
    Total                                10,821           50,749
                                       --------         --------
Gross profit from operations             16,619           23,357
                                       --------         --------
Other income (expense):
  General and administrative             (2,170)          (2,669)
  Interest income                         2,741            2,878
  Interest expense, net of
   capitalized interest                  (5,538)          (5,286)
  Depreciation and amortization          (5,353)          (4,445)
  Other, net                               (514)             244
                                       --------         --------
    Total                               (10,834)          (9,278)
                                       --------         --------
Income before income taxes and
 minority interests                       5,785           14,079
                                       --------         --------
Provision for income taxes               (1,023)          (2,383)
                                       --------         --------
Minority interests in income of
 consolidated partnerships:
  Beneficiaries of the Estate
   of Howard R. Hughes, Jr.              (2,753)          (7,146)
  Nonaffiliated partners                   (305)            (243)
                                       --------         --------
    Total                                (3,058)          (7,389)
                                       --------         --------
Net earnings                           $  1,704         $  4,307
                                       ========         ========
Earnings per share
 of common stock                       $  25.64         $  64.80
                                       ========         ========
Weighted average shares of
 common stock outstanding                66,466           66,466
                                       ========         ========

See notes to condensed consolidated financial statements.

THE HUGHES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

                                                   THREE MONTHS
                                                  ENDED MARCH 31,
                                           --------------------------
                                              1996             1995
                                           ---------        ---------
Cash flows from operating activities:
 Cash received from rental
  properties                                $ 18,527         $ 15,796
 Cash received from sales of develop-
  ment and investment properties              11,141           48,189
 Cash paid for operating
  and administrative costs                   (13,089)         (12,739)
 Interest paid, net of amounts
  capitalized                                 (5,818)          (5,309)
 Interest received                             3,689            2,818
 Income taxes paid                            (1,268)             (73)
 Other, net                                      584            1,630
                                            --------         --------
   Net cash provided by
    operating activities                      13,766           50,312
                                            --------         --------

Cash flows from investing activities:
 Capitalized costs on properties
  being developed                            (20,232)         (23,100)
 Additions to rental properties                 (194)            (663)
 Purchases of marketable securities               -           (37,959)
 Proceeds from redemptions or sales
  of marketable securities                    38,721           14,981
 Other, net                                     (601)              10
                                            --------         --------
  Net cash provided by (used in)
   investing activities                       17,694          (46,731)
                                            --------         --------

Cash flows from financing activities:
 Proceeds from borrowings
  and refinancings                                -             9,000
 Principal payments on notes,
  mortgages and assessments                   (2,374)         (17,050)
 Distributions to owners                      (5,000)          (4,000)
 Capital contribution from
  minority partner                                -             2,325
 Other, net                                       -              (121)
                                            --------         --------
  Net cash used in financing
   activities                                 (7,374)          (9,846)
                                            --------         --------
Net increase (decrease)
 in cash and cash equivalents                 24,086           (6,265)

Cash and cash equivalents at
 beginning of period                          94,099           55,418
                                            --------         --------
Cash and cash equivalents at
 end of period                              $118,185         $ 49,153
                                            ========         ========

See notes to condensed consolidated financial statements.

                    THE HUGHES CORPORATION AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 1996


(1)  BASIS OF PRESENTATION

The unaudited condensed consolidated financial statements included herein reflect the consolidated accounts of The Hughes Corporation and all entities in which it has a majority ownership interest or control. These consolidated entities are collectively referred to as "THC." Ownership interests in remaining entities are accounted for on the equity basis. All material intercompany balances and transactions have been eliminated.

These unaudited statements have been prepared in conformity with the generally accepted accounting principles used in preparing THC's annual audited consolidated financial statements, but do not contain all of the information and disclosures that would be required in a complete set of audited financial statements. They should, therefore, be read in conjunction with THC's audited consolidated financial statements and notes thereto for the year ended December 31, 1995.

THC's operating results are significantly impacted by the sales of land to merchant builders and the periodic sales of surplus investment land parcels. Sales of these types do not necessarily occur ratably throughout the year. Accordingly, operating results for interim periods will not necessarily be indicative of results that can be expected for the full year.

In the opinion of management, the accompanying condensed consolidated financial statements present fairly, in all material respects, THC's financial position at March 31, 1996 and December 31, 1995 and the results of its operations and cash flows for the three-month periods ended March 31, 1996 and March 31, 1995.

(2)  HOUSEHOLD CREDIT SERVICES BUILD-TO-SUIT TRANSACTION

Revenue of $21.9 million was recorded in the three-month period ended March 31, 1995 on the sale of a building, built by THC, to Household Credit Services in Summerlin. Because THC contributed the land as an incentive for Household Credit Services to become the first major employer in Summerlin, there was no profit on the sale.

ITEM 7(B).  PRO FORMA FINANCIAL INFORMATION - THE ROUSE COMPANY AND SUBSIDIARIES

    The following unaudited pro forma condensed combined financial statements are based upon the consolidated financial statements of The Rouse Company (Company) and The Hughes Corporation (THC), adjusted to give effect to the mergers of THC and its affiliated partnership, Howard Hughes Properties, Limited Partnership (HHPLP), with wholly-owned subsidiaries of the Company. The pro forma condensed combined balance sheet and statement of operations are provided to illustrate the effect of the mergers on the Company and have been prepared using the purchase method of accounting. These statements reflect how the balance sheet of the Company might have appeared at March 31, 1996 if the mergers had been consummated at that date and how the statement of operations of the Company for the three months ended March 31, 1996 might have appeared if the mergers had been consummated on January 1, 1996. These unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations or financial position of the Company that would have occurred had the mergers occurred at the beginning of the period presented or on the date indicated, nor are they necessarily indicative of the future results or financial position of the Company.

    These unaudited pro forma condensed combined financial statements should be read in conjunction with the audited consolidated financial statements of the Company included in its Form 10K for the year ended December 31, 1995, the unaudited condensed consolidated financial statements of the Company included in its Form 10-Q for the three months ended March 31, 1996, the audited consolidated financial statements of THC as of and for the year ended December 31, 1995 incorporated herein by reference and the unaudited condensed consolidated financial statements of THC as of and for the three months ended March 31, 1996 included elsewhere herein. The unaudited pro forma adjustments are based upon this financial information and certain other assumptions included in the notes to the unaudited pro forma condensed combined financial statements.

    As indicated above, the mergers will be accounted for by the purchase method of accounting. The Company's cost to acquire THC and HHPLP, including the fair values of liabilities assumed, approximated the fair values of the assets acquired. The purchase allocation adjustments made in connection with the development of the unaudited pro forma condensed combined financial statements are based on the information available at this time. Subsequent adjustments and refinements to the allocation may be made based on additional information.

                      THE ROUSE COMPANY AND SUBSIDIARIES
                  PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                March 31, 1996
                                  (Unaudited)
                                (in thousands)

                                                                    The Hughes                        The Hughes        The Rouse
                                                    The Rouse      Corporation                        Corporation      Company and
                                                   Company and         and           Pro Forma            and         Subsidiaries
                                                  Subsidiaries     Subsidiaries     Adjustments      Subsidiaries,     (Pro Forma-
                                                  (Historical)     (Historical)      (Note 2)         As Adjusted       Combined)
                                                  ------------     ------------     -----------      -------------    ------------
   ASSETS
Property
  Operating properties, net....................    $2,471,182       $306,135         $    3,707 (1)   $  383,577       $2,854,759
                                                                                         (5,923)(4)
                                                                                         79,658 (5)
  Properties in development....................        66,234        126,501           (106,703)(1)       36,471          102,705
                                                                                         16,673 (5)
  Properties held for sale.....................        16,743             --                 --               --           16,743

  Land held for development and sale...........       129,132         16,735            112,394 (1)      111,941          241,073
                                                                                        (17,188)(5)
                                                   ----------       --------         ----------       ----------       ----------

  Total property...............................     2,683,291        449,371             82,618          531,989        3,215,280

Prepaid expenses, deferred charges
 and other assets..............................       148,985         47,727            (32,109)(2)       41,593          190,578
                                                                                           (365)(4)
                                                                                         26,340 (5)
Accounts and notes receivable..................        29,805         39,126             (3,707)(1)       40,061           69,866
                                                                                          4,642 (5)
Investments in marketable securities...........        18,100         10,414            (10,414)(2)           --           18,100
Cash and cash equivalents......................        34,779        118,185           (116,386)(2)        1,580           36,359
                                                                                           (219)(4)
                                                   ----------       --------         ----------       ----------       ----------
  Total........................................    $2,914,960       $664,823          $ (49,600)        $615,223       $3,530,183
                                                   ==========       ========         ==========       ==========       ==========
  LIABILITIES AND SHAREHOLDERS' EQUITY

Debt...........................................    $2,429,490       $330,186          $   5,691 (1)     $347,034       $2,776,524
                                                                                        (16,000)(3)
                                                                                         (4,200)(4)
                                                                                        (19,875)(5)
                                                                                         51,232 (5)
Other liabilities..............................       227,858        205,656           (156,995)(3)       75,115          302,973
                                                                                         (2,307)(4)
                                                                                         10,000 (5)
                                                                                         18,761 (5)
Deferred income taxes..........................        85,177             --             16,674 (5)       16,674          101,851
Company-obligated mandatorily redeemable
 preferred securities of a trust  holding
 solely Parent Company subordinated debt
 securities....................................       137,500             --                 --               --          137,500
Shareholders' equity...........................        34,935        128,981           (158,909)(2)      176,400          211,335
                                                                                        172,995 (3)
                                                                                         33,333 (5)
                                                   ----------       --------         ----------       ----------       ----------
  Total........................................    $2,914,960       $664,823          $ (49,600)        $615,223       $3,530,183
                                                   ==========       ========         ==========       ==========       ==========


       The accompanying notes are an integral part of these statements.

                      THE ROUSE COMPANY AND SUBSIDIARIES
             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                       Three months ended March 31, 1996
                                  (Unaudited)
                     (In thousands, except per share data)

                                                                   The Hughes                       The Rouse
                                                  The Rouse        Corporation                     Company and
                                                  Company and          and         Pro Forma      Subsidiaries
                                                  Subsidiaries     Subsidiaries    Adjustments     (Pro Forma
                                                  (Historical)     (Historical)    (Note 3)         Combined)
                                                  ------------     ------------    -----------    ------------

Revenues......................................     $173,148         $30,561        $  (278)(1)      $200,690
                                                                                    (2,741)(6)
Operating expenses, exclusive of
 provision for bad debts,
 depreciation and amortization................       90,834          13,885            (76)(1)       106,769
                                                                                       486 (3)
                                                                                      (126)(4)
                                                                                     2,652 (8)
                                                                                      (886)(9)
Interest expense..............................       52,251           5,538            (77)(1)        58,201
                                                                                     1,000 (2)
                                                                                      (511)(5)
Provision for bad debts.......................          621               -              -               621
Depreciation and amortization.................       18,284           5,353            (75)(1)
                                                                                    (3,260)(10)       20,302
                                                   --------        --------        -------          --------
Earnings from continuing operations
 before income taxes..........................       11,158           5,785         (2,146)           14,797
Income taxes..................................        4,415           1,023          1,201 (11)        6,639
                                                   --------        --------        -------          --------
                                                      6,743           4,762         (3,347)            8,158
Minority interests in income of
 consolidated partnerships....................            -           3,058            (50)(1)           255
                                                                                    (2,753)(7)
                                                   --------        --------        -------          --------
Earnings from continuing operations...........     $  6,743        $  1,704        $  (544)         $  7,903
                                                   ========        ========        =======          ========
Earnings from continuing operations per
 share of common stock after provision for
 dividends on Preferred stock.................         $.06                                             $.08
                                                   ========                                         ========

Weighted average number of common
 shares outstanding..............                    48,058                          7,743            55,801
                                                   ========                        =======          ========



       The accompanying notes are an integral part of these statements.

                      THE ROUSE COMPANY AND SUBSIDIARIES

            NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET AND
                            STATEMENT OF OPERATIONS
                                MARCH 31, 1996
                                  (UNAUDITED)

(1)  BASIS OF PRESENTATION

  On June 12, 1996, the Company, through mergers involving two wholly owned subsidiaries, acquired all of the issued and outstanding common stock of THC and the ownership interests of stockholders of THC in Howard Hughes Properties, Limited Partnership (HHPLP).

  The aggregate consideration paid by the Company in the mergers consisted of cash of $40,000,000 (borrowed on credit lines available to the Company), shares of the Company's common stock valued at $176,400,000 and an obligation to make capital contributions of $10,000,000, to certain partnerships as more fully described below. Additional shares of the Company's common stock or increasing rate Preferred stock may be issued subsequent to closing pursuant to terms of a Contingent Stock Agreement based on values of certain specified assets ("Business Units") at various termination dates ("Valuation Dates") from 2000 to 2009 and cash flows generated from development and/or sale of those assets during periods ("Earnout Periods") prior to the Valuation Dates. The Contingent Stock Agreement is, in substance, an arrangement under which the Company and the owners ("Holders") of THC and HHPLP prior to the mergers, through the receipt of additional shares, benefit from EBDT from operations, if any, of the Business Units during the Earnout Periods. The Company will issue additional shares to the Holders based on the value, if any, of the assets of the Business Units at their respective Valuation Dates. The Company will account for the Holders' shares of EBDT from each Business Unit during the Earnout Periods as an operating expense. The Company will account for share issuances to the Holders determined as of the Valuation Dates (contingent consideration) as an additional cost to acquire the related assets.

  Under terms of the merger agreements, the Holders also received a distribution prior to closing based on the cash and cash equivalents and marketable securities (collectively, "cash") held by THC at December 31, 1995. The distribution of cash to the Holders was not part of the consideration payable by the Company in the mergers. Under the terms of the Contingent Stock Agreement, the Company is also obligated to make payments of up to $10,000,000 to certain partnerships, the interests of which are included in one of the Business Units (the "Hughes Funding"). This obligation will be satisfied in the form of capital contributions to these partnerships or, if such contributions are less than $10,000,000 at a certain date, distributions of additional shares of the Company's common stock or increasing rate preferred stock will be made to the Holders. The Hughes Funding obligation is considered part of the consideration paid by the Company in the mergers.

  The accompanying unaudited pro forma condensed consolidated balance sheet and statement of operations are provided to illustrate the effect of the mergers on the Company and have been prepared using the purchase method of accounting. These statements reflect how the balance sheet might have appeared at March 31, 1996 if the mergers had been consummated at that date and how the statement of operations for the three months ended March 31, 1996 might have appeared if the mergers had been consummated on January 1, 1996. These pro forma statements are not necessarily indicative of either the results that would have occurred if the acquisition had been consummated at the dates indicated or of future results of the combined companies. In addition, the allocation of the purchase price is based upon information available at this time. Subsequent adjustments and refinements to the allocation may be made based on additional information.

  The unaudited pro forma condensed consolidated balance sheet as of March 31, 1996 has been prepared from the consolidated balance sheets of the Company and THC as of that date, adjusted for certain items as explained in note 2.

  The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 1996 has been prepared from the consolidated statements of operations of the Company and THC for such period, adjusted for certain items as explained in note 3.

                      THE ROUSE COMPANY AND SUBSIDIARIES

            NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET AND
               STATEMENT OF OPERATIONS (UNAUDITED)--(CONTINUED)


(2)  ADJUSTMENTS TO PRO FORMA BALANCE SHEET

  The accompanying unaudited pro forma condensed combined balance sheet as of March 31, 1996 reflects certain adjustments which are explained below. These adjustments are required to give effect to matters directly attributable to the acquisition and to reclassify certain assets and liabilities of THC to conform to the presentation used by the Company. Explanations of the adjustments are as follows:

    (1) To reclassify certain land and property assets and infrastructure financing assessments payable to conform with the Company's method of presentation.

    (2) To adjust for the assets not being acquired by the Company, primarily cash and cash equivalents ($116,386,000) and marketable securities ($10,414,000) which were distributed to the Holders prior to closing, and various intangible and other assets recorded by THC.

    (3) To adjust for liabilities not being assumed by the Company, primarily minority interests in HHPLP ($147,404,000) and obligations under certain debt and incentive consultancy/termination agreements and benefit plans which were paid or defeased from the distribution made to the Holders prior to closing.

    (4) To adjust the assets and liabilities of an office building partnership in which the Company has a 50% joint interest and control with another entity. In accordance with the established accounting policies of the Company, the accounts of this partnership are consolidated using the proportionate share method of accounting. The Partnership owns 3930 Howard Hughes Parkway.

    (5) To record liabilities incurred ($10 million pursuant to the "Hughes Funding" obligation set forth in the Contingent Stock Agreement, $40 million payable pursuant to the merger agreements and $2 million payable to an officer of THC to acquire his remaining rights under an incentive agreement), adjust assets acquired and liabilities assumed to fair value, and recognize deferred income taxes for differences between the new financial reporting bases of the assets acquired and liabilities assumed by the Company in the mergers and their tax bases.

(3)  ADJUSTMENTS TO PRO FORMA STATEMENT OF OPERATIONS

  The accompanying unaudited pro forma condensed combined statement of operations for the three months ended March 31, 1996 reflects certain adjustments which are explained below. These adjustments are required to give effect to matters directly attributable to the mergers and to report results of operations of THC in accordance with accounting policies of the Company where such policies differ significantly from those which were applied by THC in preparing its financial statements and to reclassify certain revenues and expenses of THC to conform to the presentation used by the Company. Explanations of the adjustments are as follows:

    (1) Account for the operations of an office building in which the Company has a 50% ownership interest (3930 Howard Hughes Parkway) using the proportionate share method.

    (2) Record interest expense on the $10,000,000 "Hughes Funding" obligation and the credit line borrowing of $40,000,000 used to finance a portion of the purchase price. The interest rate used for the Hughes Funding is fixed at 7% pursuant to the Contingent Stock Agreement. The interest rate used on the credit line borrowing is variable, and the rate used (7%) is based on the rate in effect at closing.

                      THE ROUSE COMPANY AND SUBSIDIARIES

            NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET AND
               STATEMENT OF OPERATIONS (UNAUDITED)--(CONTINUED)


    (3) Adjust cost of land sales for differences in the cost basis of land.

    (4) Adjust operating expenses to eliminate costs relating to employee compensation plans of THC which were terminated and not replaced subsequent to closing.

    (5) Adjust interest expense for differences in the cost bases of assets qualifying for interest capitalization.

    (6) Eliminate income from short-term investments and investments in marketable securities because all cash, cash equivalents and marketable securities were distributed to Holders or used by THC prior to closing.

    (7) Eliminate minority interest of the Holders in earnings.

    (8) Record the share of EBDT of the Business Units attributable to the Holders under the Contingent Stock Agreement during the Earnout Period.

    (9) Eliminate costs incurred by THC in connection with the merger.

   (10) Reduce depreciation and amortization expense related to properties in operation for the net effects of different property bases and different estimated useful lives in accordance with the established accounting policies of the Company. Property bases increased as a result of fair value adjustments and useful lives used in calculating depreciation range from 31 to 49 years.

   (11) Record tax effect of pro forma adjustments using an assumed effective tax rate of 36.3% of earnings from continuing operations before income taxes, excluding permanent differences. For this purpose, the share of EBDT of the Business Units attributable to the Holders under the Contingent Stock Agreement is treated as a permanent difference (i.e., the participation is not considered deductible and there is no temporary difference as it affects neither the book nor the tax basis of the acquired assets).


(4)  EARNINGS PER SHARE

  The weighted average number of shares of common stock outstanding used in the calculation of earnings per share include the 7,742,953 shares of Company common stock issued at closing of the mergers. Shares issuable under the Contingent Stock Agreement were not considered in the calculation as their effect is not material.





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